EXHIBIT 99.6
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                         SUB-ADVISORY AGREEMENT FOR THE
      MERIDIAN/INVESCO GLOBAL SECTOR PORTFOLIO, MERIDIAN/INVESCO US SECTOR PORTFOLIO AND MERIDIAN/INVESCO FOREIGN SECTOR PORTFOLIO OF THE WRL SERIES
                                   FUND, INC.

        This Agreement is entered into as of April 30, 1996, between Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (referred to herein as "WRL"), and Meridian Investment Management Corporation, a Colorado company (referred to herein as "MERIDIAN"), to provide certain investment advisory services with respect to certain series of shares of common stock of the WRL Series Fund, Inc., allocated to the Meridian/INVESCO Global Sector Portfolio, Meridian/INVESCO US Sector Portfolio and Meridian/INVESCO Foreign Sector Portfolio of the WRL Series Fund, Inc. (collectively, the "Portfolios").

        WHEREAS, WRL has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated April 30, 1996 with WRL Series Fund, Inc. (the "Fund"), a Maryland corporation, under which WRL has agreed, among other things, to act as investment adviser to the Portfolios; and

        WHEREAS, the Advisory Agreement provides that WRL may engage a sub-adviser (and WRL has engaged Meridian as a co-sub-adviser for these Portfolios) to furnish investment information and advice to assist WRL in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolios; and

        WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Meridian to WRL with respect to the Portfolios and the terms and conditions under which such services will be rendered.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1. SERVICES OF MERIDIAN. Meridian shall act as investment counsel to WRL with respect to the Portfolios. In this capacity, MERIDIAN shall have the following responsibilities:

               (a) to furnish continuous investment information, portfolio management advice and recommendations to WRL as to the asset allocation, industry and country selections for any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time;

               (b) to cause its officers to attend meetings of WRL or the Fund and furnish oral or written reports, as WRL may reasonably require, in order to keep WRL and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment securities of the Portfolios, the investment recommendations of Meridian, and the investment considerations which have given rise to those recommendations;

               (c) to furnish such quantitative investment research, statistical and analytical information and reports as may reasonably be required by WRL from time to time; and

               (d) to make decisions with regard to asset allocation, industry and country selections for each Portfolio as directed by the appropriate officers of the Fund or of WRL.

        2. OBLIGATIONS OF WRL. WRL shall have the following obligations under this Agreement:

               (a) to keep Meridian continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of each Portfolio's assets and liabilities from time to time;

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               (b) to furnish Meridian with a certified copy of any financial statement or report prepared for the Fund with respect to each Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to shareholders or to any governmental body or securities exchange;

               (c) to furnish Meridian with any further materials or information which Meridian may reasonably request to enable it to perform its functions under this Agreement; and

               (d) to compensate Meridian for its services under this Agreement by the payment of monthly fees equal, as a percentage of each Portfolio's average daily net assets, to an annual rate of 0.30% of the first $100 million of assets, and 0.35% of assets in excess of $100 million. In the event that this Agreement shall be effective for only part of a period to which any such fee received by WRL is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to Meridian hereunder shall be payable upon receipt by WRL from each Portfolio of advisory fees payable to WRL.

        3. TREATMENT OF INVESTMENT ADVICE. WRL shall treat the investment information, advice and recommendations of Meridian as being advisory only, and shall determine the extent to which such advice and recommendations relating to each Portfolio shall be passed on to the Fund or incorporated in investment advice by WRL relating to each Portfolio. WRL may direct Meridian to furnish its investment information, advice and recommendations directly to officers or Directors of the Fund.

        4. COMPLIANCE WITH LAWS. Meridian represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, Meridian will act in conformity with the Fund's Articles of Incorporation, Bylaws, and current registration statement applicable to the Portfolios, in each case in the form provided to Meridian, and with the instructions and direction of WRL and the Fund's Directors, and will conform to and comply with the Investment Company Act of 1940, as amended (the "1940 Act") and all other applicable federal or state laws and regulations.

        5. TERMINATION. This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by WRL or by the Fund by giving 60 days' written notice of such termination to Meridian at its principal place of business, provided that such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Portfolio. This Agreement may be terminated at any time by Meridian by giving 60 days' written notice of such termination to the Fund and WRL at their respective principal places of business.

        6. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

        7. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998 and shall continue in effect from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

        8. AMENDMENTS. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in

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

Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         9. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

         10. ACTIVITIES OF THE SUB-ADVISER. The services of Meridian to WRL and the Fund under this Agreement shall not be deemed to be exclusive, and Meridian and its affiliates shall be free to render similar services to others so long as Meridian fulfills its rights and obligations under this Agreement.

         11. LIABILITY OF THE SUB-ADVISER. Meridian shall have no liability under this Agreement to WRL, the Fund, the Portfolios or to the Fund's shareholders or creditors for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission in the performance of its duties under this Agreement not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. WRL shall have no liability under this Agreement to the Sub-Adviser for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act of omission in the performance of its duties under this Agreement or the Advisory Agreement not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

         12. DISCLOSURE DOCUMENTS. Meridian will cooperate with WRL and the Fund in the preparation of disclosure relating to the Portfolios for the Fund's Registration Statement, including the prospectuses and statements of additional information contained therein, or any amendment or supplement thereto, any preliminary prospectus, any other communications with investors or any other submissions to governmental bodies or self-regulatory agencies filed or distributed on or subsequent to the date of this Agreement.

         13. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, or (b) on the first business day after receipted delivery to a courier service that guarantees next business day delivery, under circumstances in which such guaranty is applicable, or (c) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below, or to such other address as the party so notifies the other in writing.

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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     MERIDIAN INVESTMENT MANAGEMENT
                                     CORPORATION

ATTEST:

                                     BY:___________________________________
                                                 Michael J. Hart
______________________               Title:      President
Dr. Craig T. Callahan                            12835 East Arapahoe Road
Secretary                                        Tower II, 7th Floor
                                                 Englewood, CO  80112

                                     WESTERN RESERVE LIFE ASSURANCE
                                     CO. OF OHIO

ATTEST:

                                     BY:___________________________________
                                                John R. Kenney
                                     Title:    Chairman of the Board, President
______________________                         and Chief Executive Officer
Priscilla I. Hechler                 Address:  201 Highland Avenue
Assistant Secretary                            Largo, FL  34640



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

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

                         SUB-ADVISORY AGREEMENT FOR THE
      MERIDIAN/INVESCO GLOBAL SECTOR PORTFOLIO, MERIDIAN/INVESCO US SECTOR PORTFOLIO AND MERIDIAN/INVESCO FOREIGN SECTOR PORTFOLIO OF THE WRL SERIES
                                   FUND, INC.

        This Agreement is entered into as of April 30, 1996, between Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (referred to herein as "WRL"), and INVESCO Global Asset Management Limited, a Bermuda corporation (referred to herein as "INVESCO Global"), to provide certain investment advisory services with respect to certain series of shares of common stock of the WRL Series Fund, Inc., allocated to the Meridian/INVESCO Global Sector Portfolio, Meridian/INVESCO US Sector Portfolio and Meridian/INVESCO Foreign Sector Portfolio of the WRL Series Fund, Inc. (collectively, the "Portfolios").

        WHEREAS, WRL has entered into an Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated April 30, 1996 with WRL Series Fund, Inc. (the "Fund"), a Maryland corporation, under which WRL has agreed, among other things, to act as investment adviser to the Portfolios; and

        WHEREAS, the Advisory Agreement provides that WRL may engage a sub-adviser (and WRL has engaged INVESCO Global as a co-sub-adviser for these Portfolios) to furnish investment information and advice to assist WRL in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolios; and

        WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by INVESCO Global to WRL with respect to the Portfolios and the terms and conditions under which such services will be rendered.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1. SERVICES OF INVESCO GLOBAL. INVESCO Global shall act as co-investment counsel to WRL with respect to the Portfolios. In this capacity, INVESCO Global shall have the following responsibilities:

               (a) to furnish continuous investment information, advice and recommendations to WRL as to the selection, acquisition, holding or disposition of any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time; provided, however, that notwithstanding any other provision of this Agreement to the contrary, INVESCO Global shall have no responsibility with respect to the allocation of the Portfolios' assets among industrial sectors or countries, it being understood that Meridian Investment Management Corporation will provide such allocation services to WRL;

               (b) to cause its officers to attend meetings of WRL or the Fund and furnish oral or written reports, as WRL may reasonably require, in order to keep WRL and its officers and the Directors of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment securities of the Portfolios, the investment recommendations of INVESCO Global, and the investment considerations which have given rise to those recommendations;

               (c) to furnish such statistical and analytical information and reports as may reasonably be required by WRL from time to time; and

               (d) to supervise the selection, purchase and sale of securities as directed by the appropriate officers of the Fund or of WRL.

        2. OBLIGATIONS OF WRL. WRL shall have the following obligations under this Agreement:

               (a) to keep INVESCO Global continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of each Portfolio's assets and liabilities from time to time;

               (b) to furnish INVESCO Global with a certified copy of any financial statement or report prepared for the Fund with respect to each Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to shareholders or to any governmental body or securities exchange;

               (c) to furnish INVESCO Global with any further materials or information which INVESCO Global may reasonably request to enable it to perform its functions under this Agreement; and

               (d) to compensate INVESCO Global for its services under this Agreement by the payment of monthly fees equal, as a percentage of each Portfolio's average daily net assets, to an annual rate of 0.40% of the first $100 million of assets, and 0.35% of assets in excess of $100 million. In the event that this Agreement shall be effective for only part of a period to which any investment advisory fee received by WRL is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to INVESCO Global hereunder shall be payable upon receipt by WRL from each Portfolio of advisory fees payable to WRL.

        3. TREATMENT OF INVESTMENT ADVICE. WRL shall treat the investment information, advice and recommendations of INVESCO Global as being advisory only, and shall determine the extent to which such advice and recommendations relating to each Portfolio shall be passed on to the Fund or incorporated in investment advice by WRL relating to each Portfolio. WRL may direct INVESCO Global to furnish its investment information, advice and recommendations directly to officers or Directors of the Fund.

        4. PORTFOLIO BROKERAGE. In accordance with Section 9 of the Advisory Agreement, WRL delegates to the Sub-Adviser the authority and direction to place each Portfolio's securities transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser. The Sub-Adviser is also authorized to consider sales of the individual and group life insurance policies issued by WRL by a broker-dealer as a factor in selecting broker-dealers to execute each Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of each Portfolio, and the Fund's Directors may establish policies or guidelines to be followed by the Sub-Adviser in placing securities transactions for each Portfolio pursuant to the foregoing provisions.

        5. COMPLIANCE WITH LAWS. INVESCO Global represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, INVESCO Global will act in conformity with the Fund's Articles of Incorporation, Bylaws, and current registration statement applicable to the Portfolios, in each case in the form provided to INVESCO Global, and with the instructions and direction of WRL and the Fund's Directors, and will conform to and comply with the Investment Company Act of 1940, as amended (the "1940 Act") and all other applicable federal or state laws and regulations.

        6. TERMINATION. This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by WRL or by the Fund by giving 60 days' written notice of such termination to INVESCO Global at its principal place of business, provided that such termination is approved by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Portfolio. This Agreement may be terminated at any time by INVESCO Global by giving 60 days' written notice of such termination to the Fund and WRL at their respective principal places of business.

        7. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

        8. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998 and shall continue in effect from year to year thereafter provided continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

        9. AMENDMENTS. This Agreement may be amended only with the approval by the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         10. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

         11. ACTIVITIES OF THE SUB-ADVISER. The services of INVESCO Global to WRL and the Fund under this Agreement shall not be deemed to be exclusive, and INVESCO Global and its affiliates shall be free to render similar services to others so long as INVESCO Global fulfills its rights and obligations under this Agreement. Securities held by each Portfolio may also be held by separate accounts or other mutual funds for which INVESCO Global or its affiliates act as an adviser. Because of different investment objectives or other factors, a particular security may be bought by INVESCO Global or its affiliates for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for each Portfolio or entities for which INVESCO Global or its affiliates act as investment adviser arise for consideration at or about the same time, INVESCO Global or its affiliates may engage in transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of INVESCO Global or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, it is recognized that there may be an adverse effect on price. It is agreed that, on occasions which INVESCO Global deems the purchase or sale of a security to be in the best interests of each Portfolio as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for other accounts or companies in order to obtain favorable execution and low brokerage commissions. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by INVESCO Global in the manner it considers to be

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most equitable and consistent with its fiduciary obligations to each Portfolio and to such other accounts or companies.

         12. LIABILITY OF THE SUB-ADVISER. INVESCO Global shall have no liability under this Agreement to WRL, the Fund, the Portfolios or to the Fund's shareholders or creditors for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission in the performance of its duties under this Agreement not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder. WRL shall have no liability under this Agreement to the Sub-Adviser for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act of omission in the performance of its duties under this Agreement or the Advisory Agreement not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

         13. DISCLOSURE DOCUMENTS. INVESCO Global will cooperate with WRL and the Fund in the preparation of disclosure relating to the Portfolios for the Fund's Registration Statement, including the prospectuses and statements of additional information contained therein, or any amendment or supplement thereto, any preliminary prospectus, any other communications with investors or any other submissions to governmental bodies or self-regulatory agencies filed or distributed on or subsequent to the date of this Agreement.

         14. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, or (b) on the first business day after receipted delivery to a courier service that guarantees next business day delivery, under circumstances in which such guaranty is applicable, or (c) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate party at the address set forth below, or to such other address as the party so notifies the other in writing.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   INVESCO GLOBAL ASSET MANAGEMENT LIMITED

ATTEST:

                                   BY:___________________________________
_____________________                          Wendell M. Starke
Secretary                          Title:      Chairman and Director

                                   Address:

                                   WESTERN RESERVE LIFE ASSURANCE
                                   CO. OF OHIO

ATTEST:

                                   BY:___________________________________
                                               John R. Kenney
                                   Title:      Chairman of the Board, President
______________________                         and Chief Executive Officer
Priscilla I. Hechler
Assistant Secretary                Address:     201 Highland Avenue
                                                Largo, FL  34640


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